Exhibit 5.1

ONE SHELL PLAZA 910 LOUISIANA HOUSTON, TEXAS 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 www.bakerbotts.com	AUSTIN DALLAS DUBAI HONG KONG HOUSTON LONDON MOSCOW NEW YORK RIYADH WASHINGTON
October 6, 2006
001349.0347
ConocoPhillips
600 North Dairy Ashford
Houston, Texas 77079
Ladies and Gentlemen:
     As set forth in the Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by ConocoPhillips, a Delaware corporation (“ConocoPhillips”), ConocoPhillips Company, a Delaware corporation (“CPCo”), ConocoPhillips Canada Funding Company I, a Nova Scotia unlimited liability company (“Funding I”), and ConocoPhillips Canada Funding Company II, a Nova Scotia unlimited liability company (“Funding II” and, together with Funding I, the “Issuers”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering of securities that may be issued and sold by ConocoPhillips, CPCo, Funding I and Funding II from time to time pursuant to Rule 415 under the Act, certain legal matters in connection with such securities are being passed upon for you by us. Such securities include Funding I’s unsecured senior debt securities (the “Funding I Debt Securities”) and Funding II’s unsecured senior debt securities (the “Funding II Debt Securities” and, together with the Funding I Debt Securities, the “Debt Securities”), in each case fully and unconditionally guaranteed by ConocoPhillips and CPCo (the “Debt Guarantees”). The Debt Securities and Debt Guarantees are collectively referred to herein as the “Securities.” At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.
     Each series of the Funding I Debt Securities and the related Debt Guarantees are to be issued pursuant to an indenture to be entered into among Funding I, as issuer, ConocoPhillips and CPCo, as guarantors, and The Bank of New York Trust Company, National Association, as trustee (the “Funding I Indenture”); and each series of the Funding II Debt Securities and the related Debt Guarantees are to be issued pursuant to an indenture to be entered into among Funding II, as issuer, ConocoPhillips and CPCo, as guarantors, and The Bank of New York Trust Company, National Association, as trustee (the “Funding II Indenture” and, together with the Funding I Indenture, the “Indentures”). Each Indenture is to be supplemented, in connection with the issuance of each such series, by a supplemental indenture, officers’ certificate or other writing thereunder establishing the form and terms of such series.
     In our capacity as your counsel in the connection referred to above, we have examined originals, or copies certified or otherwise identified, of ConocoPhillips’ Restated Certificate of Incorporation and Bylaws and CPCo’s Restated Certificate of Incorporation and Bylaws, each as amended to date (the “Charter Documents”), the forms of the Indentures (each as filed as an exhibit to the Registration Statement), and the corporate records of ConocoPhillips and CPCo, including minute books of ConocoPhillips and CPCo as furnished to us by each of them respectively, certificates of public officials and of

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representatives of ConocoPhillips, CPCo, Funding I and Funding II, statutes and other instruments and documents as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of officers of ConocoPhillips, CPCo, Funding I and Funding II and of public officials with respect to the accuracy of the material factual matters contained in such certificates. In giving the opinions below, we have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete. In connection with this opinion, we have assumed that:
     (a) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Act;
     (b) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby;
     (c) all Securities will be offered, issued and sold in compliance with applicable securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement;
     (d) the Board of Directors of each of ConocoPhillips and CPCo or, to the extent permitted by the General Corporation Law of the State of Delaware and the Charter Documents of ConocoPhillips and CPCo, a duly constituted and acting committee thereof (such respective Board of Directors or committee being hereinafter referred to as the “Board”), together with the applicable Issuer, will have taken all necessary corporate action to authorize the issuance of the Securities and to authorize the terms of the offering and sale of such Securities and related matters;
     (e) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by ConocoPhillips, CPCo, the applicable Issuer and the other parties thereto (the “Underwriting Agreement”);
     (f) all Securities will be delivered in accordance with the provisions of the applicable Underwriting Agreement approved by the Board of each of ConocoPhillips and CPCo and by the applicable Issuer, upon payment of the consideration therefor provided for therein; and
     (g) with respect to each series of Debt Securities to be issued by an Issuer:
(i)	the Indenture under which such Debt Securities will be issued will have been duly authorized by such Issuer and duly executed and delivered by such Issuer, ConocoPhillips, CPCo and the trustee thereunder;

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(ii)	such Issuer will have taken all necessary corporate action to designate and establish the terms of such Debt Securities in accordance with the terms of the Indenture under which such Debt Securities will be issued, and such Debt Securities will not include any provision that is unenforceable;

(iii)	the Indenture under which such Debt Securities will be issued will have become qualified under the Trust Indenture Act of 1939, as amended; and

(iv)	forms of Debt Securities, including the related Debt Guarantees, complying with the terms of the Indenture under which such Debt Securities will be issued and evidencing such Debt Securities and the related Debt Guarantees will have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture.
     On the basis of the foregoing, and subject to the assumptions, limitations and qualifications hereinafter set forth, we are of the opinion that:
     1. The Funding I Debt Securities will, when issued, constitute legal, valid and binding obligations of Funding I, enforceable against Funding I in accordance with their terms, except as that enforcement is subject to (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors’ rights generally, (b) general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law) and (c) any implied covenants of good faith and fair dealing.
     2. The Funding II Debt Securities will, when issued, constitute legal, valid and binding obligations of Funding II, enforceable against Funding II in accordance with their terms, except as that enforcement is subject to (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors’ rights generally, (b) general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law) and (c) any implied covenants of good faith and fair dealing.
     3. The Debt Guarantees of ConocoPhillips or CPCo relating to any Debt Securities will, when issued, constitute a legal, valid and binding obligation of ConocoPhillips or CPCo, as applicable, enforceable against ConocoPhillips or CPCo, as applicable, in accordance with their respective terms, except as that enforcement is subject to (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors’ rights generally, (b) general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law) and (c) any implied covenants of good faith and fair dealing.

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     The opinions set forth above are limited in all respects to matters of the contract law of the State of New York, the General Corporation Law of the State of Delaware and applicable federal law. In particular, we understand that you are receiving an opinion from McInnes Cooper as to all matters of Nova Scotia law. We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
Very truly yours,
/s/ Baker Botts L.L.P.